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                                                               EXHIBIT 99 (c)(1)



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                          AGREEMENT AND PLAN OF MERGER

                             DATED AS OF MAY 3, 1999

                                      AMONG

                       INTEGRATED SENSOR SOLUTIONS, INC.,

                         TEXAS INSTRUMENTS INCORPORATED,

                                       AND

                         SENSOR ACQUISITION CORPORATION


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


                                TABLE OF CONTENTS

ARTICLE I      THE OFFER..................................................................2

     SECTION  1.1   The Offer.............................................................2
     SECTION  1.2   Company Actions.......................................................3
     SECTION  1.3   SEC Documents.........................................................3
     SECTION  1.4   Company Board Representation; Section 14(f)...........................4

ARTICLE II     THE MERGER.................................................................5

     SECTION  2.1    The Merger...........................................................5
     SECTION  2.2    Effective Time.......................................................5
     SECTION  2.3    Closing of the Merger................................................6
     SECTION  2.4    Effects of the Merger................................................6
     SECTION  2.5    Certificate of Incorporation and Bylaws..............................6
     SECTION  2.6    Directors............................................................6
     SECTION  2.7    Officers.............................................................6

ARTICLE III    CONVERSION OF SECURITIES...................................................6

     SECTION  3.1    Conversion of Capital Shares.........................................6
     SECTION  3.2    Stock Options........................................................7
     SECTION  3.3    Exchange Fund........................................................9
     SECTION  3.4    Exchange Procedures..................................................9
     SECTION  3.5    No Further Ownership Rights in Company Common Stock.................10
     SECTION  3.6    Termination of Exchange Fund........................................10
     SECTION  3.7    No Liability........................................................11
     SECTION  3.8    Investment of the Exchange Fund.....................................11
     SECTION  3.9    Lost Certificates...................................................11
     SECTION  3.10   Withholding Rights..................................................11
     SECTION  3.11   Stock Transfer Books................................................11
     SECTION  3.12   Appraisal Rights....................................................11

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................12

     SECTION  4.1    Organization and Qualification; Subsidiaries........................12
     SECTION  4.2    Capitalization of the Company and Its Subsidiaries..................12
     SECTION  4.3    Authority Relative to This Agreement; Consents and Approvals........14
     SECTION  4.4    SEC Reports; Financial Statements...................................14
     SECTION  4.5    No Undisclosed Liabilities..........................................15
     SECTION  4.6    Absence of Changes..................................................15
     SECTION  4.7    Schedule 14D-9; Offer Documents; Proxy Statement....................17
     SECTION  4.8    Consents and Approvals..............................................17
     SECTION  4.9    No Default..........................................................17
     SECTION  4.10   Real Property.......................................................18
     SECTION  4.11   Litigation..........................................................19
     SECTION  4.12   Compliance with Applicable Law; Permits.............................19
     SECTION  4.13   Employee Plans......................................................19


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

     SECTION  4.14   Labor Matters.......................................................21
     SECTION  4.15   Environmental Matters...............................................22
     SECTION  4.16   Tax Matters.........................................................24
     SECTION  4.17   Absence of Questionable Payments....................................26
     SECTION  4.18   Material Contracts..................................................26
     SECTION  4.19   Insurance...........................................................27
     SECTION  4.20   Subsidies...........................................................27
     SECTION  4.21   Intellectual Property...............................................28
     SECTION  4.22   Software............................................................29
     SECTION  4.23   Year 2000...........................................................30
     SECTION  4.24   Opinion of Financial Advisor........................................31
     SECTION  4.25   Brokers.............................................................31
     SECTION  4.26   Product Liability; Recalls..........................................32
     SECTION  4.27   Customers and Suppliers.............................................32
     SECTION  4.28   Takeover Statute....................................................33
     SECTION  4.29   ISO 9001 and QS-9000 Certifications.................................33

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB....................33

     SECTION  5.1    Organization........................................................33
     SECTION  5.2    Authority Relative to This Agreement................................33
     SECTION  5.3    Proxy Statement; Offer Documents....................................34
     SECTION  5.4    Consents and Approvals; No Violations...............................34
     SECTION  5.5    No Prior Activities.................................................35
     SECTION  5.6    Brokers.............................................................35

ARTICLE VI     COVENANTS RELATED TO CONDUCT OF BUSINESS..................................35

     SECTION  6.1    Conduct of Business of the Company..................................35
     SECTION  6.2    Access to Information...............................................38

ARTICLE VII    ADDITIONAL AGREEMENTS.....................................................39

     SECTION  7.1    Company Stockholder Meeting, Proxy Statement........................39
     SECTION  7.2    Reasonable Best Efforts.............................................39
     SECTION  7.3    Acquisition Proposals...............................................41
     SECTION  7.4    Publicity...........................................................43
     SECTION  7.5    Indemnification; Directors' and Officers' Insurance.................43
     SECTION  7.6    Notification of Certain Matters.....................................44
     SECTION  7.7    Employee Matters....................................................44
     SECTION  7.8    SEC Filings.........................................................46
     SECTION  7.9    Obligations of MergerSub............................................46
     SECTION  7.10   Anti-Takeover Statutes..............................................46
     SECTION  7.10   Non-Solicitation and Non-Competition Agreements.....................46

ARTICLE VIII   CONDITIONS TO CONSUMMATION OF THE MERGER..................................46

     SECTION  8.1    Conditions to Each Party's Obligations to Effect the Merger.........46

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
ARTICLE IX     TERMINATION; AMENDMENT; WAIVER............................................47

     SECTION  9.1    Termination.........................................................47
     SECTION  9.2    Effect of the Termination...........................................49
     SECTION  9.3    Fees and Expenses...................................................49
     SECTION  9.4    Amendment...........................................................50
     SECTION  9.5    Extension; Waiver...................................................50

ARTICLE X      MISCELLANEOUS.............................................................50

     SECTION  10.1   Nonsurvival of Representations and Warranties.......................50
     SECTION  10.2   Entire Agreement; Assignment........................................51
     SECTION  10.3   Notices.............................................................51
     SECTION  10.4   Governing Law.......................................................52
     SECTION  10.5   Descriptive Headings................................................52
     SECTION  10.6   Parties in Interest.................................................52
     SECTION  10.7   Severability........................................................52
     SECTION  10.8   Specific Performance................................................52
     SECTION  10.9   Counterparts........................................................53
     SECTION  10.10  Interpretation......................................................53
     SECTION  10.11  Definitions.........................................................54

                            GLOSSARY OF DEFINED TERMS

   Defined Terms                                                          Defined in Section
   -------------                                                          ------------------
Acquisition Proposal................................................................10.11(a)
Antitrust Law.........................................................................7.2(b)
beneficial ownership................................................................10.11(b)
beneficially own....................................................................10.11(b)
Benefit Plans.....................................................................4.13(a)(i)
Certificate of Merger....................................................................2.2
Certificates.............................................................................3.4
Closing..................................................................................2.3
Closing Date ............................................................................2.3
Code.................................................................................4.16(a)
Company.............................................................................Preamble
Company Balance Sheet.................................................................4.4(a)
Company Balance Sheet Date............................................................4.4(a)
Company Board.......................................................................Recitals
Company Common Stock................................................................Recitals
Company Disclosure Schedule.......................................................Article IV
Company Option Plan(s)................................................................3.2(a)
Company Permits.........................................................................4.12
Company Requisite Vote................................................................4.3(b)
Company SEC Reports...................................................................4.4(a)
Company Securities....................................................................4.2(a)
Company Stock Option...............................................................3.2(a)(i)
Company Stock Purchase Plan...........................................................7.7(c)
Company Stockholder Meeting........................................................7.1(a)(i)
Company Warrant.......................................................................3.2(c)
Confidentiality Agreement.............................................................6.2(c)
Continuing Director.................................................................10.11(c)
Continuing U.S. Employees.............................................................7.7(e)
Converted Options........................................................................3.3
Converted Option Consideration...........................................................3.3
Converted Securities.....................................................................3.3
Corresponding Provision..............................................................4.16(a)
Covered Transactions....................................................................4.28
Defect...............................................................................4.26(c)
DGCL.....................................................................................2.1
Dissenting Shares.......................................................................3.12
Dissenting Stockholders.................................................................3.12
DOJ...................................................................................7.2(b)
Effective Time...........................................................................2.2
Employee Arrangements............................................................4.13(a)(ii)
Environmental Costs and Liabilities...............................................4.15(a)(i)

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
   Defined Terms                                                          Defined in Section
   -------------                                                          ------------------
Environmental Law................................................................4.15(a)(ii)
Exchange Act..........................................................................1.1(a)
Exchange Agent...........................................................................3.3
Exchange Fund............................................................................3.3
Expenses..............................................................................9.3(b)
Financial Advisor.....................................................................1.2(a)
FTC...................................................................................7.2(b)
GAAP..................................................................................4.4(a)
German Cartel Act........................................................................4.8
German Federal Cartel Office..........................................................7.2(b)
German Subsidiary.....................................................................4.2(b)
Governmental Entity......................................................................4.8
Hazardous Material..............................................................4.15(a)(iii)
HSR Act..................................................................................4.8
Indemnified Party(ies)................................................................7.5(a)
Intellectual Property................................................................4.21(a)
IRS..................................................................................4.13(b)
know................................................................................10.11(d)
knowledge...........................................................................10.11(d)
Law......................................................................................4.9
Lien..................................................................................4.2(b)
Material Adverse Effect.............................................................10.11(e)
Material Contracts...................................................................4.18(a)
Merger...................................................................................2.1
Merger Consideration.....................................................................3.3
MergerSub...........................................................................Preamble
Minimum Condition....................................................................Annex A
Notices..............................................................................4.26(a)
Offer.................................................................................1.1(a)
Offer Documents.......................................................................1.3(a)
Offer Price...........................................................................1.1(a)
Offer to Purchase.....................................................................1.1(a)
Option Document..........................................................................3.4
Parent..............................................................................Preamble
Parent Board..........................................................................5.2(b)
Parent Common Stock............................................................3.2(a)(ii)(B)
Parent Common Stock Price......................................................3.2(a)(ii)(B)
Parent Disclosure Schedule.........................................................Article V
person .............................................................................10.11(f)
Preferred Stock.......................................................................4.2(a)
Product..............................................................................4.26(c)
Proxy Statement..........................................................................4.7
Real Property Leases.................................................................4.10(b)
Recalls..............................................................................4.26(a)
Release..........................................................................4.15(a)(iv)

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
   Defined Terms                                                          Defined in Section
   -------------                                                          ------------------
Remedial Action...................................................................4.15(a)(v)
Schedule 14D-1........................................................................1.3(a)
Schedule 14D-9........................................................................1.3(a)
Scheduled Intellectual Property......................................................4.21(a)
SEC...................................................................................1.3(a)
Section 203 Approval..................................................................1.2(a)
Securities Act...........................................................................4.8
Share(s)............................................................................Recitals
Share Consideration...................................................................3.1(c)
Software.............................................................................4.22(a)
Stockholders Agreement..............................................................Recitals
subsidiary..........................................................................10.11(g)
Subsidiary Stock Purchase Agreement...................................................4.2(b)
Substitute Option..............................................................3.2(a)(ii)(B)
Substitute Option Exchange Ratio...............................................3.2(a)(ii)(B)
Superior Proposal.....................................................................7.3(a)
Surviving Corporation....................................................................2.1
Systems..............................................................................4.23(e)
Takeover Statutes.......................................................................4.28
Tax(es)..............................................................................4.16(a)
Tax Returns..........................................................................4.16(a)
Termination Fee.......................................................................9.3(b)
Transactions..........................................................................1.2(a)
WARN.................................................................................4.14(d)
Warrant Certificate......................................................................3.4
Warrant Consideration....................................................................3.3

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of May 3, 1999, is among INTEGRATED SENSOR SOLUTIONS, INC., a Delaware corporation (the "COMPANY"), Texas Instruments Incorporated, a Delaware corporation ("PARENT"), and Sensor Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGERSUB").

         WHEREAS, the Boards of Directors of each of Parent, MergerSub, and the Company, have approved, and deem it fair to, advisable, and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent and MergerSub upon the terms and consideration set forth herein;

         WHEREAS, in furtherance thereof, it is proposed that MergerSub make a cash tender offer to acquire all of the issued and outstanding shares ("SHARES") of common stock, par value $.001 per share, of the Company ("COMPANY COMMON STOCK"), for $8.05 per share, net to seller in cash, upon the terms and subject to the conditions set forth herein;

         WHEREAS, as a material inducement to Parent and MergerSub entering into this Agreement certain beneficial and record holders of the Company Common Stock are entering into an agreement (the "STOCKHOLDERS AGREEMENT") providing for the tender of their Shares pursuant to the Offer and certain other matters in respect of their Shares;

         WHEREAS, also in furtherance of such acquisition thereof, the Board of Directors of each of Parent, MergerSub, and the Company have approved this Agreement, the Stockholders Agreement, and the Merger following the Offer pursuant to which MergerSub shall merge with and into the Company and outstanding Shares shall be converted into the right to receive the Offer Price in cash, without interest, all in accordance with the DGCL and upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares tender their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Company, Parent, and MergerSub desire to make certain representations, warranties, covenants, and agreements in connection with the Offer and the Merger; and

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements herein contained, and intending to be legally bound hereby, the Company, Parent, and MergerSub hereby agree as follows:

                                    ARTICLE I
                                    THE OFFER

         SECTION 1.1 The Offer. (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), MergerSub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) a tender offer (the "OFFER") for all of the outstanding Shares at a price of $8.05 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "OFFER PRICE").

         (b) The obligations of MergerSub to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in ANNEX A hereto. The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") containing the terms set forth in this Agreement and the conditions set forth in ANNEX A hereto.

         (c) MergerSub expressly reserves the right to modify the terms of the Offer; provided, however, that without the Company's prior written consent, MergerSub shall not (i) decrease the Offer Price, (ii) decrease the number of Shares sought or otherwise amend or waive the Minimum Condition, (iii) change the form of consideration, (iv) amend any other condition of the Offer in any manner adverse to the holders of the Shares (other than in respect of insignificant changes or amendments and subject to the penultimate sentence of this Section 1.1), (v) impose additional conditions without the written consent of the Company, or (vi) extend the Offer except as provided in this Section 1.1(c); provided further, however, that if on the initial scheduled expiration date of the Offer, which shall be 20 business days after the date that the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, MergerSub may, from time to time until such time as all such conditions are satisfied or waived, in its sole discretion subject to the immediately following sentence, extend the expiration date. Parent and MergerSub agree that if all of the conditions to the Offer set forth on ANNEX A are not satisfied or waived on any scheduled expiration date of the Offer, then, provided that all such conditions are reasonably capable of being satisfied prior to October 31, 1999, Parent and MergerSub shall extend the Offer from time to time until such conditions are satisfied or waived, provided that Parent and MergerSub shall not be required to extend the Offer beyond October 31, 1999. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by applicable Law in connection with such increase, in each case without the consent of the Company. MergerSub shall, on the terms of the Offer, accept for payment and pay for Shares validly tendered as promptly as practicable after the satisfaction or waiver of the conditions set forth on ANNEX A; provided, however, that if, immediately prior to the latest expiration date of the Offer otherwise permitted by this Section 1.1(c), the Shares validly tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares, MergerSub may extend the Offer for a period not to exceed 20 business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, and shall, on the terms of, and subject to the satisfaction or waiver of the conditions to, the Offer, accept for payment and pay for Shares validly tendered as promptly as practicable after the expiration of such additional period.

         SECTION 1.2 Company Actions. (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement, the Offer, and the Merger are advisable and fair to, and in the best interests of, the stockholders of the Company, (ii) unanimously approved, without condition or qualification, this Agreement, the Stockholders Agreement, the Offer, the acquisition of Shares pursuant to the Offer, and the Merger for purposes of
Section 203 of the DGCL (the "SECTION 203 APPROVAL"), so that the provisions of
Section 203 of the DGCL are not applicable to the transactions provided for, referred to, or contemplated by, this Agreement, (iii) received the opinion of Cruttenden Roth Incorporated, financial advisor to the Company (the "FINANCIAL ADVISOR"), to the effect that the Offer Price to be received by holders of Shares pursuant to the Offer and the Merger Consideration pursuant to the Merger is fair to the stockholders of the Company from a financial point of view, (iv) approved this Agreement, the Stockholders Agreement, and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the "TRANSACTIONS"), and (v) resolved to unanimously recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to MergerSub, and approve and adopt this Agreement and the Merger. The Company has been advised by each of its directors and by each executive officer who as of the date hereof is actually aware (to the knowledge of the Company) of the Transactions that each such person either intends to tender pursuant to the Offer all Shares owned by such person or vote all Shares owned by such person in favor of the Merger, whether or not such person is a party to the Stockholders Agreement.

         (b) In connection with the Offer, the Company will promptly furnish or cause to be furnished to MergerSub mailing labels, security position listings, and any available listings or computer files containing the names and addresses of all holders of record of the Shares as of a recent date, and shall furnish MergerSub with such additional information (including, updated lists of holders of the Shares and their addresses, mailing labels, and lists of security positions) and such assistance as MergerSub or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, MergerSub and its affiliates and associates shall hold in confidence the information contained in any such labels, listings, and files and all other information delivered pursuant to this Section 1.2(b), will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver to the Company all copies, extracts, or summaries of such information in their possession or the possession of their agents.

         SECTION 1.3 SEC Documents. (a) On the date the Offer is commenced, Parent and MergerSub shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 in accordance with the Exchange Act in respect of the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal (collectively, together with any amendments and supplements thereto, the "OFFER DOCUMENTS"). Concurrently with the filing of the
Schedule 14D-1 by Parent and MergerSub, the Company shall file with the SEC a

Solicitation/Recommendation Statement on Schedule 14D-9 in accordance with the Exchange Act (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE 14D-9"), which shall, except as otherwise provided herein, contain the recommendation referred to in clause (v) of Section 1.2(a).

         (b) Parent and MergerSub will take all steps necessary to ensure that the Offer Documents, and the Company will take all steps necessary to ensure that the Schedule 14D-9, will comply in all material respects with the provisions of applicable federal and state securities Laws. Each of Parent and MergerSub will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal and state securities Laws. Each of Parent and MergerSub, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and MergerSub will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal and state securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the
Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company shall provide Parent and its counsel with copies of any written comments that the Company or its counsel may receive from the SEC or its staff in respect of the
Schedule 14D-9 promptly after the receipt of such comments and each of Parent and MergerSub shall provide the Company and its counsel with copies of any written comments that Parent, MergerSub, or their counsel may receive from the SEC or its staff in respect of the Offer Documents promptly after the receipt of such comments.

         SECTION 1.4 Company Board Representation; Section 14(f). (a) Promptly after (i) the purchase of and payment for any Shares by MergerSub or any of its affiliates as a result of which MergerSub and its affiliates own beneficially at least a majority of then outstanding Shares and (ii) compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, whichever shall occur later, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (giving effect to the increase in the size of the Company Board pursuant to this Section 1.4) multiplied by the percentage that the number of Shares beneficially owned by MergerSub (including Shares so accepted for payment) bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of Parent, use its best efforts promptly either to increase the size of the Company Board or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Parent to be so elected or appointed to the Company Board, and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed. At such time, the Company shall, if requested by Parent, also take all action necessary to cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each subsidiary of the Company, and (iii) each committee (or similar body) of each such board of directors (or similar body) of each such subsidiary. The provisions of this Section 1.4 are in addition to and shall not limit any rights which MergerSub, Parent, or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of applicable Law in respect of the election of directors or otherwise.

         (b) The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.4(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 (or, at Parent's request, furnishing such information to Parent for inclusion in the Offer Documents initially filed with the SEC and distributed to the stockholders of the Company) as is necessary to enable Parent's designees to be elected to the Company Board. Parent or MergerSub will supply the Company any information in respect of either of them and their nominees, officers, directors, and affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

         (c) Notwithstanding any other provision of this Section 1.4 to the contrary, the parties hereto shall use their respective reasonable best efforts to ensure that at least two of the members of the Company Board shall, at all times prior to the Effective Time, be Continuing Directors. From and after the time, if any, that Parent's designees constitute a majority of the Company Board, any amendment or modification of this Agreement, any amendment to the Company's certificate of incorporation or bylaws inconsistent with this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or MergerSub hereunder, any waiver of any condition to the Company's obligations hereunder or any of the Company's rights hereunder, or other action by the Company hereunder may be effected only by the action of a majority of the Continuing Directors, which action shall be deemed to constitute the action of any committee specifically designated by the Company Board to approve the actions contemplated hereby and the Transactions and the full Company Board; provided, however, that if there shall be no Continuing Directors, such actions may be effected by majority vote of the entire Company Board.

                                   ARTICLE II
                                   THE MERGER

         SECTION 2.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), MergerSub shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of MergerSub shall cease.

         SECTION 2.2 Effective Time. Subject to the provisions of this Agreement, Parent, MergerSub, and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or, if applicable, a Certificate of Ownership and Merger, or other appropriate documents (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

         SECTION 2.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties hereto (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, or at such other time, date, or place as agreed to in writing by the parties hereto.

         SECTION 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of the Company and MergerSub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and MergerSub shall become the debts, liabilities, and duties of the Surviving Corporation.

         SECTION 2.5 Certificate of Incorporation and Bylaws. (a) Effective immediately following the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law.

         (b) Effective immediately following the Merger, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

         SECTION 2.6 Directors. The directors of MergerSub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal.

         SECTION 2.7 Officers. The officers of MergerSub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal.

                                  ARTICLE III
                            CONVERSION OF SECURITIES

         SECTION 3.1 Conversion of Capital Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of MergerSub:

         (a) MergerSub Capital Stock. Each issued and outstanding share of common stock, par value $.01 per share, of MergerSub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Treasury Stock and MergerSub-Owned Stock. Each Share of Company Common Stock owned by the Company shall become one share of treasury stock of the Surviving Corporation. Each Share of Company Common Stock that is owned by Parent, MergerSub, or any of their respective affiliates shall be contributed to the MergerSub immediately prior to the Effective Time and shall become one share of treasury stock of the Surviving Corporation.

         (c) Exchange of Shares. Each issued and outstanding Share (other than Dissenting Shares or as otherwise provided in Section 3.1(b)) shall be converted into the right to receive the Offer Price in cash, without interest (the "SHARE CONSIDERATION"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights in respect thereof, except the right to receive the Share Consideration therefor upon the surrender of such certificate in accordance with
Section 3.4, without interest.

         SECTION 3.2 Stock Options. (a) Prior to the Effective Time, the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company's 1989 Stock Option Plan and 1997 Stock Option Plan (each, a "COMPANY OPTION PLAN")) shall (i) obtain all necessary consents from, and provide (in a form acceptable to Parent) any required notices (including the notices required by paragraph (b) below) to, holders of Company Stock Options and (ii) amend the terms of the applicable Company Option Plan, in each case as is necessary to give effect to the following provisions of this Section 3.2(a):

              (i) Subject to the provisions of Section 16 of the Exchange Act, at the Effective Time each outstanding option to purchase Shares of Company Common Stock pursuant to the Company Option Plans (a "COMPANY STOCK OPTION") that is then vested pursuant to the terms of the relevant Company Option Plan (including Company Stock Options that vest at the Effective Time) shall be cancelled in exchange for the right to receive an amount in cash equal to the product of (A) the excess, if any, of the Offer Price over the per share exercise price for one Share subject to such Company Stock Option multiplied by (B) the number of vested Shares subject to such Company Stock Option.

              (ii) In respect of each outstanding Company Stock Option that shall not vest by its terms (without any further action by the Company in respect of any Company Option Plan) at or prior to the Effective Time, Parent shall notify the Company no later than the Effective Time whether such Company Stock Option shall be subject to clause (A) or (B) below.

                        (A) Subject to the provisions of Section 16 of the Exchange Act, at the Effective Time each outstanding Company Stock Option which is designated by Parent to be subject to this clause (A) as provided above shall immediately vest and shall be cancelled in exchange for the right to receive an amount in cash equal to the product of (A) the excess, if any, of the Offer Price over the per share exercise price for one Share subject to such Company Stock Option multiplied by (B) the number of Shares subject to such Company Stock Option that vest in the manner provided above.

                        (B) Subject to the provisions of Section 16 of the Exchange Act, at the Effective Time each outstanding Company Stock Option that is designated by Parent to be subject to this clause (B) as provided above shall be exchanged by Parent and converted into a non-qualified stock option (i.e., does not qualify under Section 422 of the Code) (a "SUBSTITUTE OPTION") to purchase the number of shares of fully paid and non-assessable shares of common stock, par value $1.00 per share, of Parent ("PARENT COMMON STOCK") (rounded up to the nearest whole share) equal to (x) the number of non-vested Shares subject to such option multiplied by (y) the Substitute Option Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded down to the nearest penny) equal to (i) the former exercise price per share of Company Common Stock under such option immediately prior to the Effective Time divided by (ii) the Substitute Option Exchange Ratio. As used herein, "SUBSTITUTE OPTION EXCHANGE RATIO" shall mean the Offer Price divided by the average closing price of one share of Parent Common Stock (rounded to the nearest thousandth) as reported in the New York City edition of The Wall Street Journal during the five consecutive trading days beginning on the date hereof (the "PARENT COMMON STOCK PRICE"). Each Substitute Option shall be granted pursuant to and subject to the terms and conditions of the Parent's stock option plans and, in addition, shall be for a term of no less than ten years from the original grant date of the applicable Company Stock Option and shall have vesting provisions at least as favorable as were applicable to the converted Company Stock Option immediately prior to the Effective Time. Parent shall take such actions as are reasonably necessary for the substitution of the Company Stock Option pursuant to this clause (B), including the reservation and issuance of Parent Common Stock as is necessary to effectuate the transactions contemplated by this clause (B). In respect of those individuals, if any, who subsequent to the Effective Time will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall use all reasonable efforts to administer the Substitute Options in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Company Option Plan complied with such rule prior to the Merger.

         (b) No later than 14 days prior to the Closing Date, the Company shall deliver to the holders of Company Stock Options appropriate notices (subject to prior review and approval by Parent) setting forth such holders' rights pursuant to the terms of this Section 3.2. In addition, prior to Closing, the Company shall provide all information reasonably requested by Parent in respect of the Company Stock Options and shall fully cooperate with Parent to effect the transactions contemplated by this Section 3.2.

         (c) At the Effective Time each outstanding warrant or similar right to purchase or otherwise acquire Shares of Company Common Stock (a "COMPANY WARRANT") shall be converted into and be exchangeable for the right to receive, in lieu of the Shares theretofore purchasable upon the exercise of the Company Warrant, an amount in cash equal to the product of (i) the excess, if any, of the Offer Price over the per share exercise price for one Share subject to such Company Warrant multiplied by (ii) the number of Shares subject to such Company Warrant. Each Company Warrant with an exercise price equal to or greater than the Offer Price shall be terminated without payment of any consideration. The Company shall obtain the necessary consents of each holder of a Company Warrant to the transactions contemplated by this Section 3.2(c) in a form acceptable to Parent, no later than the final expiration date of the Offer. The Company shall provide to each holder of a Company Warrant any required notice (in a form acceptable to Parent) under the Company Warrants.

         (d) All Company Option Plans, Company Stock Options, and Company Warrants shall terminate (subject only to the rights to receive the consideration specified in this Section 3.2) at and as of the Effective Time and the provisions in any other plan, program, or arrangement providing for the issuance or grant of any Company Stock Options, Company Warrants, or similar instruments shall be canceled at and as of the Effective Time and the Company shall take all action necessary to ensure that following the Effective Time no participant in any Company Option Plan or other plans, programs, or arrangements or holder of any Company Warrant shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation, or any subsidiary thereof and to terminate all such plans, programs, and arrangements.

         SECTION 3.3 Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder (the "EXCHANGE AGENT") for the purpose of exchanging (i) Shares for the Share Consideration, (ii) Company Stock Options converted pursuant to Sections 3.2(a)(i) and 3.2(a)(ii)(A) (the "CONVERTED OPTIONS") into the consideration specified in such Sections (the "CONVERTED OPTION CONSIDERATION"), and (iii) Company Warrants into the consideration specified in Section 3.2(c) (the "WARRANT CONSIDERATION" and together with the Share Consideration and the Converted Option Consideration, the "MERGER CONSIDERATION"), provided that in the case of the Converted Options and the Company Warrants, Parent may elect to administer such exchange itself (in which case references herein to the Exchange Agent in the context of the exchange of the Converted Options or the Company Warrants shall be deemed references to Parent). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, Converted Options, and Company Warrants (collectively, "CONVERTED SECURITIES"), immediately available funds in amounts necessary for the payment of the Merger Consideration as provided herein. Any funds deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

         SECTION 3.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of (i) a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"), (ii) a grant letter, option agreement, or other document representing a Converted Option (an "OPTION DOCUMENT"), and (iii) a certificate, agreement, or other document representing a Company Warrant (a "WARRANT CERTIFICATE"), the following: (A) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates, Option Documents, and Warrant Certificates shall pass, only upon delivery of the Certificates, Option Documents, and Warrant Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify; and (B) instructions for effecting the surrender of such Certificates, Option Documents, and Warrant Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate, Option Document, or Warrant Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate, Option Document, or Warrant Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration and the Certificate, Option Document, or Warrant Certificate so surrendered shall be cancelled. No interest will be paid or will accrue on the Merger Consideration payable to holders of Certificates, Option Documents, or Warrant Certificates pursuant to the provisions of this Article III. In the event of a surrender of a Certificate representing Shares or a Warrant Certificate representing Company Warrants which are not registered in the transfer records of the Company under the name of the person surrendering such Certificate or Warrant Certificate, payment may be made to a person other than the person in whose name the Certificate or Warrant Certificate so surrendered is registered if such Certificate or Warrant Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of payment to a person other than the registered holder of such Certificate or Warrant Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.4, each Certificate, Option Document, and Warrant Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate, Option Document, or Warrant Certificate pursuant to the provisions of this Article III.

         SECTION 3.5 No Further Ownership Rights in Company Common Stock. The Merger Consideration paid or delivered upon conversion of the Shares, Converted Options, and Company Warrants in accordance with the terms of this Article III shall be deemed to have been paid or delivered in full satisfaction of all rights pertaining to the Shares, Converted Options, and Company Warrants.

         SECTION 3.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates, Option Documents, and Warrant Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates, Option Documents, and Warrant Certificates who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation and Parent for the applicable Merger Consideration in respect of the Converted Securities formerly represented thereby to which such holders are entitled pursuant to this Article
III. Any such portion of the Exchange Fund remaining unclaimed by holders of Converted Securities five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

         SECTION 3.7 No Liability. None of Parent, MergerSub, the Company, the Surviving Corporation, or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

         SECTION 3.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall be paid promptly to Parent.

         SECTION 3.9 Lost Certificates. If any Certificate, Option Document, or Warrant Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate, Option Document, or Warrant Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it in respect of such Certificate, Option Document, or Warrant Certificate, the Exchange Agent will deliver in exchange for such lost, stolen, or destroyed Certificate, Option Document, or Warrant Certificate the applicable Merger Consideration in respect of the Converted Securities formerly represented thereby.

         SECTION 3.10 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the applicable Merger Consideration otherwise payable pursuant to this Agreement to any holder of Converted Securities such amounts as it is required to deduct and withhold in respect of the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Converted Securities in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

         SECTION 3.11 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares or Company Warrants thereafter on the records of the Company. At and after the Effective Time, any Certificates, Option Documents, or Warrant Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the applicable Merger Consideration in respect of the Converted Securities formerly represented thereby.

         SECTION 3.12 Appraisal Rights. Notwithstanding any other provision of this Agreement to the contrary, Shares (the "DISSENTING SHARES") that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "DISSENTING STOCKHOLDERS") shall not be converted into or be exchangeable for the right to receive the Share Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Share Consideration without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings in respect of demands for appraisal under the DGCL. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment in respect of, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the right to receive the Share Consideration pursuant to Section 3.1(c).

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and MergerSub as follows:

         SECTION 4.1 Organization and Qualification; Subsidiaries. (a) The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership, or similar power and authority to own, lease, and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted.

         (b) Section 4.1 of the Company Disclosure Schedule sets forth a list of all subsidiaries of the Company. Except as listed in Section 4.1 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

         (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (d) The Company has heretofore delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws (or other similar organizational and governing documents), as currently in effect, of each of the Company and each of its subsidiaries.

         SECTION 4.2 Capitalization of the Company and Its Subsidiaries. (a) The authorized capital stock of the Company consists of: (i) 50,000,000 Shares, of which 7,713,082 Shares were issued and outstanding as of the close of business on April 28, 1999 and none of which are held in the Company's treasury, and (ii) 7,000,000 shares of preferred stock, par value $.001 per share (the "PREFERRED STOCK"), no shares of which are outstanding. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable, and free of preemptive rights. As of April 28, 1999, 247,999 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans, 308,566 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Warrants, and 220,754 Shares were reserved for issuance pursuant to the Company Stock Purchase Plan. Since April 28, 1999, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options or Company Warrants already in existence on such date or pursuant to the Company Stock Purchase Plan, and, since the date hereof, no Company Stock Options or Company Warrants have been granted. Except as set forth above, as of April 28, 1999, there are outstanding
(i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company;
(iii) no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries, or other similar rights (including, stock appreciation rights) (collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts, or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company. Section 4.2(a) of the Company Disclosure Schedule sets forth as of April 28, 1999 information regarding the current exercise price, the date of grant, and the number of Company Stock Options and Company Warrants granted for each holder thereof. Following the Effective Time, no holder of Company Stock Options or Company Warrants will have any right to receive shares of common stock of the Surviving Corporation upon exercise of the Company Stock Options or Company Warrants.

         (b) Except as set forth on Section 4.2(b) of the Company Disclosure
Schedule in respect of ISS-Nagano GmbH (the "GERMANY SUBSIDIARY"), all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including, any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement, or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. Except for the stock purchase agreement dated as of April 21, 1999 by and among the Company and Nagano Keiki Co., Ltd. pursuant to which the Company has agreed to purchase all of the issued and outstanding shares of capital stock of its German Subsidiary not owned by the Company (the "SUBSIDIARY STOCK PURCHASE AGREEMENT"), there are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem, or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means, in respect of any asset (including, any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

         SECTION 4.3 Authority Relative to This Agreement; Consents and Approvals. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, in respect of the Merger and this Agreement, the Company Requisite Vote). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal, and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (b) The Company Board has, by unanimous vote of those present (who constituted 100% of the directors then in office), duly and validly authorized the execution and delivery of this Agreement and the Stockholders Agreement and approved the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Offer and the Merger, contemplated hereby and has resolved (i) this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken together, to be advisable, fair to, and in the best interests of, the Company and its stockholders; and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) as of the record date for the Company (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Offer and the Merger.

         SECTION 4.4 SEC Reports; Financial Statements. (a) The Company has filed all required forms, reports, and documents with the SEC since January 1, 1998, each of which has complied in all material respects with all applicable requirements of the Exchange Act, each as in effect on the dates such forms, reports, and documents were filed. The Company has heretofore delivered to Parent, in the form filed with the SEC (including, any amendments thereto), (i) its Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998; (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1998; and (iii) all other reports (including, all Forms 10-QSB filed for the fiscal year ended March 31, 1999) or registration statements filed by the Company with the SEC since January 1, 1998 (the "COMPANY SEC REPORTS"). None of such forms, reports, or documents, including, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of March 31, 1998, and "COMPANY BALANCE SHEET DATE" means March 31, 1998. Since March 31, 1998, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods, or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         (b) The Company has delivered to Parent the unaudited balance sheets and other financial statements of the German Subsidiary that were prepared by the German Subsidiary's managing director and approved by the German Subsidiary's stockholders for the three preceding fiscal years. Such financial statements have all been prepared in accordance with German generally accepted accounting principles consistently applied throughout the periods involved. Such financial statements fairly present the financial position, assets, liabilities (whether accrued, absolute, contingent, or otherwise), results of operations, and changes in stockholders equity of the German Subsidiary for the periods covered thereby.

         (c) The latest draft of the unaudited balance sheet for the Company at March 31, 1999 and the related statements of income, cash flows, and changes in stockholders equity for the fiscal year then ended are attached to Section 4.4(c) of the Company Disclosure Schedule.

         SECTION 4.5 No Undisclosed Liabilities. There are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, other than: (i) liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto; (ii) liabilities that in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company; (iii) liabilities disclosed in the Company SEC Reports filed prior to the date hereof or set forth in Section 4.5 of the Company Disclosure Schedule; and (iv) liabilities under this Agreement.

         SECTION 4.6 Absence of Changes. Except as and to the extent publicly disclosed in the Company SEC Reports prior to the date hereof, since the Company Balance Sheet Date, the Company and its subsidiaries have conducted their businesses in the ordinary and usual course consistent with past practice and there has not been:

         (a) any event, occurrence, or development which does or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

         (b) any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of the Company, or any repurchase, redemption, or other acquisition by the Company or any of its subsidiaries of any Company securities;

         (c) any amendment of any term of any outstanding security of the Company or any of its subsidiaries that would materially increase the obligations of the Company or any such subsidiary under such security;

         (d) (i) any additional incurrence or assumption by the Company or any subsidiary of any indebtedness for borrowed money, or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently, or otherwise) by the Company or any of its subsidiaries for the obligations of any other person;

         (e) any creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset of the Company or any of its subsidiaries;

         (f) any making of any loan, advance, or capital contribution to or investment in any person by the Company or any of its subsidiaries other than
(i) any acquisition permitted by Section 6.1, (ii) loans, advances, or capital contributions to or investments in wholly owned subsidiaries of the Company, or
(iii) loans or advances to employees of the Company or any of its subsidiaries made in the ordinary and usual course of business consistent with past practice;

         (g) (i) any contract or agreement entered into by the Company or any of its subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination, or relinquishment by the Company or any of its subsidiaries of any Material Contract or other material right (including, any insurance policy naming it as a beneficiary or a loss payable payee);

         (h) any material change in any method of accounting or accounting principles or practices by the Company or any of its subsidiaries, except for any such change required by reason of a change in GAAP;

         (i) any (i) grant of any severance or termination pay to any director, officer, or employee of the Company or any of its subsidiaries that is not required by any existing agreement, Benefit Plan, or Employee Arrangement or
(ii) increase in compensation or other benefits payable to directors of the Company or any of its subsidiaries;

         (j) any change or amendment of the contracts, salaries, wages, or other compensation of any officer, director, employee, agent, or other similar representative of the Company or any of its subsidiaries other than changes or amendments that (i) are made in the ordinary and usual course of business consistent with past practice or (ii) do not and will not result in increases, in the aggregate, of more than five percent in the salary, wages, and other compensation of any such person;

         (k) any entering into or adoption, amendment, alteration, or termination of (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law; or

         (l) any entering into of any contract with an officer, director, employee, agent, or other similar representative of the Company or any of its subsidiaries that is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice.

         SECTION 4.7 Schedule 14D-9; Offer Documents; Proxy Statement. Neither the Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions, nor any information supplied by the Company for inclusion in the Offer Documents shall, at the respective times the
Schedule 14D-9, any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent, or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The proxy statement relating to the Company Stockholder Meeting to be held in connection with the Merger (the "PROXY STATEMENT") will not, on the date the Proxy Statement (including, any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or shall, at the time of the Company Stockholder Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication in respect of the solicitation of proxies for the Company Stockholder Meeting which shall have become false or misleading in any material respect. The Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions, and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty in respect of the statements made in any of the foregoing documents based on and in conformity with information supplied in writing by or on behalf of Parent or MergerSub specifically for inclusion therein.

         SECTION 4.8 Consents and Approvals. Except for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Act Against Restraints of Competition of the Federal Republic of Germany (the "GERMAN CARTEL ACT"), the filing and recordation of the Certificate of Merger as required by the DGCL, and as otherwise set forth in Section 4.8 of the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent, or approval of, any federal, state, local, or foreign court or tribunal or administrative, governmental, or regulatory body, agency, or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company or its subsidiaries of the transactions contemplated hereby.

         SECTION 4.9 No Default. Neither the Company nor any of its subsidiaries is in violation of any term of (i) its certificate of incorporation or bylaws (or other similar organizational or governing documents), (ii) any material agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any domestic or foreign law, judgment, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule, or regulation entered by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries, or any of their respective assets or properties, the consequence of which violation does or could reasonably be expected to (A) have, individually or in the aggregate, a Material Adverse Effect on the Company or (B) prevent or materially delay the performance of this Agreement by the Company. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) result in any violation of or conflict with, constitute a default under, require any consent, waiver, or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, (i) the certificate of incorporation or bylaws (or other similar organizational or governing documents) of the Company (or any of its subsidiaries), (ii) any agreement, note, bond, mortgage, indenture, contract, lease, Company Permit, or other obligation or right to which the Company or any of its subsidiaries is a party or by which any of the assets or properties of the Company or any of its subsidiaries is bound, or (iii) any Law, or (B) result in the creation of (or impose any obligation on the Company or any of its subsidiaries to create) any Lien upon any of the material assets or properties of the Company or any of its subsidiaries pursuant to any such term.

         SECTION 4.10 Real Property. (a) The Company owns no real property.

         (b) Section 4.10 of the Company Disclosure Schedule sets forth all leases, subleases, and other agreements (the "REAL PROPERTY LEASES") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore delivered to Parent true, correct, and complete copies of all Real Property Leases (and all modifications, amendments, and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. All rent and other sums and charges payable by the Company and its subsidiaries as tenants under each Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest and (ii) other liens, mortgages, pledges, encumbrances, and security interests which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

         (c) No party to any such Real Property Lease has given notice to the Company or any of its subsidiaries of or made a claim against the Company or any of its subsidiaries in respect of any breach or default thereunder.

         SECTION 4.11 Litigation. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date hereof, there is no suit, claim, action, proceeding, or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective assets or properties or their respective officers, directors, or employees which (a) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or
(b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. None of the Company or its subsidiaries is subject to any outstanding order, writ, injunction, or decree which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or its subsidiaries. There is no action, suit, proceeding, or investigation pending or, to the Company's knowledge, threatened against any current or former officer, director, employee, or agent of the Company or any of its subsidiaries (in his or her capacity as such) which does, or which could reasonably be expected to, give rise to a claim for contribution or indemnification against the Company or any of its subsidiaries.

         SECTION 4.12 Compliance with Applicable Law; Permits. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits. The businesses and operations of the Company and its subsidiaries comply in all material respects with all Laws applicable to the Company or its subsidiaries. To the Company's knowledge, no investigation or review by any Governmental Entity in respect of the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same.

         SECTION 4.13 Employee Plans. (a) Section 4.13(a) of the Company Disclosure Schedule sets forth a true, correct, and complete list of:

               (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, which the Company or any of its subsidiaries has any obligation or liability, contingent or otherwise (the "BENEFIT PLANS"); and

               (ii) all employment, consulting, termination, severance, change of control, or indemnification agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, severance, stock award, stock option, stock purchase, educational assistance, club membership, employee discount, employee loan, or vacation agreements, policies, or arrangements which the Company or any of its subsidiaries has any obligation or liability (contingent or otherwise) in respect of any current or former officer, director, or employee of the Company or any of its subsidiaries (the "EMPLOYEE ARRANGEMENTS").

Benefit Plans and Employee Arrangements are separately identified, by the applicable country to which they pertain, in Section 4.13(a) of the Company Disclosure Schedule.

         (b) In respect of each Benefit Plan and Employee Arrangement, a true, correct, and complete copy of each of the following documents (if applicable) has been provided to Parent: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent Form 5500 (including, schedules and attachments); (iv) the most recent Internal Revenue Service ("IRS") determination letter or IRS opinion letter; (v) the forms of stock option grant agreements used to make grants under the Company Option Plans; and (vi) each written employment, consulting, or individual severance or other compensation agreement, and all amendments thereto. The Company has provided to Parent a true, correct, and complete summary of the employee payroll deduction elections in effect as of the date hereof in respect of the Company Stock Purchase Plans, together with the term of the current offering period and applicable purchase price at the beginning of such period.

         (c) None of the Benefit Plans or Employee Arrangements is subject to Title IV of ERISA, constitutes a defined benefit retirement plan or is a multi-employer plan described in Section 3(37) of ERISA, and the Company and its subsidiaries do not have any obligation or liability (contingent or otherwise) in respect of any such Benefit Plans and Employee Arrangements. The Company and its subsidiaries are not members of a group of trades or businesses (other than the Company and its subsidiaries) under common control or treated as a single employer pursuant to Section 414 of the Code.

         (d) The Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, so qualify. Any voluntary employee benefit association which provides benefits to current or former employees of the Company and its subsidiaries, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

         (e) All contributions or other payments required to have been made by the Company and its subsidiaries to or under any Benefit Plan or Employee Arrangement by applicable Law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

         (f) The Benefit Plans and Employee Arrangements have been maintained and administered in accordance with their terms and applicable Laws. In particular, no individual who has performed services for the Company or any of its subsidiaries has been improperly excluded from participation in any Benefit Plan or Employee Arrangement.

         (g) There are no pending or, to the Company's knowledge, threatened claims, actions, suits, or proceedings against or relating to any Benefit Plan or Employee Arrangement other than routine benefit claims by persons entitled to benefits thereunder.

         (h) The Company and its subsidiaries do not have any obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, or employees of the Company or any of its subsidiaries except (i) as may be required under
Part 6 of Title I of ERISA at the sole expense of the participant or the participant's beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with the Company or any subsidiary of the Company.

         (i) Except as disclosed in Section 4.13(i) of the Company Disclosure Schedule, none of the assets of any Benefit Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

         (j) Except as disclosed in Section 4.13(j) of the Company Disclosure Schedule or in connection with equity compensation, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former, or retired) of the Company or any of its subsidiaries, (ii) increase any benefits under any Benefit Plan or Employee Arrangement, or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits.

         (k) Except as disclosed in Section 4.13(k) of the Company Disclosure Schedule, each of the Benefit Plans covering employees outside of the United States is fully funded through adequate reserves on the financial statements of the Company or its subsidiaries, insurance contracts, annuity contracts, trust funds, or similar arrangements.

         SECTION 4.14 Labor Matters. (a) Neither the Company nor any of its subsidiaries is a party to any labor or collective bargaining agreement, and no employees of the Company or any of its subsidiaries are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Company's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the Company's knowledge, there have been no organizing activities involving the Company or any of its subsidiaries in respect of any group of employees of the Company or any of its subsidiaries.

         (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations, or material grievances or other material labor disputes pending or threatened in writing against or involving the Company or any of its subsidiaries. There are no unfair labor practice charges, grievances, or complaints pending or, to the Company's knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its subsidiaries which, if individually or collectively resolved against the Company or any of its subsidiaries, would have a Material Adverse Effect on the Company.

         (c) There are no complaints, charges, or claims against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries.

         (d) The Company and its subsidiaries are in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the

Worker Adjustment and Retraining Notification Act, as amended ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax.

         (e) There has been no "mass layoff" or "plant closing" as defined by WARN in respect of the Company or any of its subsidiaries within the six months prior to the Effective Time.

         (f) To the Company's knowledge, all employees of the Company and its subsidiaries possess all applicable passports, visas, and other authorizations required by all applicable Laws and have otherwise complied with all applicable immigration and similar Laws in respect of their employment with the Company or any of its subsidiaries.

         SECTION 4.15 Environmental Matters. (a) For purposes of this Agreement:

               (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including, compensatory, punitive, and consequential damages), fines, penalties, judgments, actions, claims, costs, and expenses (including, fees, disbursements, and expenses of legal counsel, experts, engineers, and consultants and the costs of investigation and feasibility studies and clean up, remedial, removal, or treatment activities, or in any other way addressing any Hazardous Materials) arising from, under, or pursuant to any Environmental Law;

               (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local, or foreign (including German) Law (including common Law), statute, rule, regulation, ordinance, decree, directive, or other legal requirement relating to the protection of natural resources, the environment, and public and employee health and safety or pollution or the release or exposure to Hazardous Materials as such Laws have been and may be amended or supplemented through the Closing Date;

               (iii) "HAZARDOUS MATERIAL" means any substance, material, or waste which is regulated, classified, or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any domestic or foreign Governmental Entity, the United States, Germany, or the European Union and includes petroleum, petroleum by-products and wastes, asbestos, and polychlorinated biphenyls;

               (iv) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated, or leased by the applicable party or its subsidiaries; and

               (v) "REMEDIAL ACTION" means all actions, including, any capital expenditures, required by any domestic or foreign Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of

         Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

         (b) The operations of the Company and its subsidiaries have been and, as of the Closing Date, will be, in material compliance with all Environmental Laws, and the Company is not aware of any facts, circumstances, or conditions which, without significant capital expenditures, would prevent material compliance in the future, assuming no change in Environmental Laws.

         (c) The Company and its subsidiaries have obtained and will, as of the Closing Date, maintain all permits, authorizations, licenses, or similar approvals required under applicable Environmental Laws for the continued operations of their respective businesses.

         (d) To the Company's knowledge, the Company and its subsidiaries are not subject to any outstanding written orders from any Governmental Entity respecting (A) Environmental Laws, (B) Remedial Action, or (C) any Release or threatened Release of a Hazardous Material and, to the Company's knowledge, no such orders or contracts are currently threatened or contemplated.

         (e) The Company and its subsidiaries have not received any written communication alleging, in respect of any such party, the material violation of or material liability (real or potential) under any Environmental Law.

         (f) To the Company's knowledge, neither the Company nor any of its subsidiaries has any contingent liability in connection with the Release of any Hazardous Material (whether on-site or off-site).

         (g) To the Company's knowledge, there is not now, nor has there been in the past, on or in any property of the Company or any of its subsidiaries any of the following: (A) any underground storage tanks installed or used by the Company or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls; and, to the Company's knowledge, neither the Company nor any of its subsidiaries did in the past own or operate any facilities at which were located underground storage tanks or surface impoundments over which the Company exercised control.

         (h) No judicial or administrative proceedings are pending or, to the Company's knowledge, threatened against the Company or its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and, to the Company's knowledge, there are no investigations pending or threatened against the Company or any of its subsidiaries under Environmental Laws.

         (i) The Company has provided Parent with copies of all environmentally related assessments, audits, investigations, sampling or similar reports relating to the Company or its subsidiaries or any real property currently or formerly owned, operated, or leased by or for the Company or its subsidiaries that are in the Company's possession or control.

         SECTION 4.16 Tax Matters. (a) The Company and each of its subsidiaries, and each consolidated or combined affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any corresponding or equivalent provision of any state, local, or foreign Tax Law ("CORRESPONDING PROVISION")) of which the Company or any of its subsidiaries is or has been a member has timely filed all federal and foreign income Tax Returns and all other material Tax Returns and reports required to be filed by it. All such Tax Returns are complete and correct in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all Taxes due for the periods covered by such Tax Returns. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. The Company has previously delivered to Parent copies of (i) all federal, state, local, and foreign income and franchise Tax Returns filed by the Company and each of its subsidiaries for their taxable years ended in 1996, 1997, and 1998; and (ii) any audit report issued within the last two years (or otherwise in respect of any audit or investigation in progress) relating to Taxes due from or in respect of the Company and each of its subsidiaries. For purposes of this Agreement, "TAX" or "TAXES" means all Taxes, charges, fees, imposts, duties, levies, gaming, or other assessments, including, all net income, gross receipts, capital, trade income, sales, use, ad valorem, value added, transfer, trade, consumption, insurance, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, import/export, and estimated Taxes, customs duties, fees, assessments, and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax, or additional amounts imposed by any taxing authority (domestic or foreign, including German) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement, or any similar agreement. "TAX RETURNS" means any report, return, document, declaration, or any other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign, including German) in respect of Taxes, including, information returns, any document in respect of or accompanying payments or estimated Taxes, or in respect of or accompanying requests for the extension of time in which to file any such report, return document, declaration, or other information.

         (b) No material deficiencies for any Taxes have been proposed, asserted, or assessed against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney in respect of any Taxes has been executed or filed with any taxing authority. All income and franchise Tax Returns filed by or on behalf of the Company or any of its subsidiaries have been reviewed by the relevant taxing authority.

         (c) No material liens for Taxes exist in respect of any assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due.

         (d) None of the Company or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation, or similar agreement, arrangement, or practice in respect of Taxes (including, any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any taxing authority).

         (e) There are no employment, severance, or termination agreements, other compensation arrangements, or Benefit Plans or Employee Arrangements currently in effect which provide for the payment of any amount (whether in cash or property or the vesting, or accelerated vesting, of property) as a result of any of the transactions contemplated by this Agreement that would give rise to a payment which is nondeductible by reason of Section 280G of the Code.

         (f) The Company and its subsidiaries have complied in all material respects with all Laws applicable to the payment and withholding of Taxes.

         (g) No federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending in respect of any federal income or material state, local, or foreign Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

         (h) Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

         (i) Neither the Company nor any of its subsidiaries has (i) in respect of any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries; (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any Corresponding Provision; (iii) received or filed any requests for rulings or determinations in respect of any Taxes within the last five years; or (iv) extended the time within which to file any Tax Return, which Tax Return has since not been filed, or the assessment or collection of Taxes, which Taxes have not since been paid.

         (j) No property owned by the Company or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; (iii) is "tax exempt bond financed property" within the meaning of Section 168(g)(5) of the Code; or (iv) is "limited use property" within the meaning of Rev. Proc. 76-30.

         (k) The Company and each of its subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

         (l) No subsidiary of the Company owns any Shares.

         (m) Section 4.16(m) of the Company Disclosure Schedule sets forth a list of all types of Taxes paid and types of Tax Returns filed by or on behalf of the Company and each of its subsidiaries. To the Company's knowledge, no claim has been made within the past two years, by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns to the effect that the Company or any of its subsidiaries is or may be subject to Taxation by that jurisdiction.

         (n) Neither the Company nor any of its subsidiaries is a party to any contract, agreement, or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code.

         (o) Neither the Company nor any of its subsidiaries has received any private letter rulings from the IRS or comparable rulings from other taxing authorities other than in respect of Benefit Plans.

         (p) Neither the Company nor any of its subsidiaries (i) has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under any Corresponding Provision) other than an affiliated group, the common parent of which is the Company, and (ii) has any liability under Section 1.11502-6 of the Treasury Regulations (or any Corresponding Provision), as a transferee or successor, by contract or otherwise, for Taxes of any affiliated group of which the Company is not the common parent.

         SECTION 4.17 Absence of Questionable Payments. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee, or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other domestic or foreign Law. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee, or other person acting on behalf of the Company or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To the Company's knowledge, the Company and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

         SECTION 4.18 Material Contracts. (a) Section 4.18 of the Company Disclosure Schedule sets forth a list of all Material Contracts. The Company has heretofore made available to Parent true, correct, and complete copies of all written, and summaries of all oral, contracts and agreements (and all amendments, modifications, and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its assets or properties are bound that are material to the business, assets, or properties of the Company and its subsidiaries taken as a whole, including, to the extent any of the following are, individually or in the aggregate, material to the business, assets, or properties of the Company and its subsidiaries taken as a whole, all: (i) employment, severance, product design or development, personal services, consulting, non-competition, or indemnification contracts

(including, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company or any of its subsidiaries); (ii) supply, purchase, licensing, merchandising, or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale, or lease of material assets or properties of the Company (by merger, purchase or sale of assets or stock, or otherwise) entered into since December 1, 1997; (vi) contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures, or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (viii) agreements that purport to limit, curtail, or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (ix) contracts or agreements that would be required to be filed as an exhibit to a Form 10-KSB filed by the Company with the SEC on the date hereof; (x) any other contract or agreement providing for annual payments to or by the Company or any of its subsidiaries for goods or services in excess of $250,000 (or the foreign currency equivalent thereof); and
(xi) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.1, the "MATERIAL CONTRACTS"). Neither the Company nor any of its subsidiaries is a party to or bound by any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

         (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. There is no material default under any Material Contract so listed either by the Company (or its subsidiaries) or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the giving of notice, the lapse of time, or both would constitute a material default thereunder by the Company (or its subsidiaries) or, to the Company's knowledge, any other party.

         (c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company or any of its subsidiaries in respect of any breach or default thereunder.

         SECTION 4.19 Insurance. Section 4.19 of the Company Disclosure Schedule sets forth a list of insurance policies (including, information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its subsidiaries which policies have been issued by insurers, which, to the Company's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice.

         SECTION 4.20 Subsidies. Section 4.20 of the Company Disclosure Schedule sets forth (i) a list of all grants, subsidies, and similar arrangements directly or indirectly between or among the Company or any of its subsidiaries, on the one hand, and any domestic or foreign Governmental Entity or other person (including, to or from banks or other institutions working as agent for, on behalf of, or under contract to any domestic or foreign Governmental Entity), on the other hand, and (ii) sets forth in respect of such arrangements the parties thereto, amount of subsidy or grant received to date, the amounts available thereunder as of the date hereof, the term thereof and the date of execution, the value received thereunder other than in cash, obligations satisfied thereunder, and obligations remaining thereunder as of the date hereof. Except as set forth on Section 4.20 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has entered into or has any currently pending application or request for any grant, subsidy, or similar arrangement directly or indirectly from or with any domestic or foreign Governmental Entity or any other person.

         SECTION 4.21 Intellectual Property. (a) As used herein, the term "SCHEDULED INTELLECTUAL PROPERTY" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademarks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications. Section 4.21(a) of the Company Disclosure Schedule sets forth all right, title, and interest of the Company and its subsidiaries in and to all of the Scheduled Intellectual Property owned or used by the Company and its subsidiaries in the operation of their respective businesses, other than off-the-shelf software. Such Scheduled Intellectual Property and the goodwill of the Company's and its subsidiaries' respective businesses associated therewith, together with all copyrights (including, copyrights in Systems), Systems, service marks, trade secrets, technical knowledge, know-how, confidential information, proprietary processes, formulae, "semiconductor chip product" and "mask works" (as such terms are defined in 17 U.S.C. 901), and related ownership, use, and other rights (including, rights of renewal and rights to sue for past, present, and future infringements or misappropriations thereof), shall be collectively referred to herein as the "INTELLECTUAL PROPERTY."

         (b) The Company and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission, free and clear of all claims or rights of others, all Intellectual Property necessary for the operation of the businesses of the Company and its subsidiaries as presently conducted and as presently proposed to be conducted. Each material item of Intellectual Property owned or used by the Company and its subsidiaries immediately prior to the Effective Time will be owned or available for use by Parent and the Surviving Corporation immediately subsequent to the Effective Time. The Company and its subsidiaries have taken all necessary or reasonable action to protect and preserve the confidentiality of all technical Intellectual Property not otherwise protected by patents, patent applications, or copyrights. Each employee of the Company and its subsidiaries has executed a non-disclosure agreement which included an agreement to assign to the Company or its subsidiaries all rights to Intellectual Property originated or invented by such employee relating to the business of the Company and its subsidiaries. No trade secret or confidential know-how material to the business of the Company or any of its subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's or such subsidiary's proprietary interests in and to such trade secrets and confidential know-how.

         (c) Except as set forth on Section 4.21(c) of the Company Disclosure Schedule, to the Company's knowledge, neither the Company nor any of its subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Company nor any of its subsidiaries has received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation. No third party has, to the Company's knowledge, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or its subsidiaries.

         (d) Section 4.21(d) of the Company Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of the Company or any of its subsidiaries uses pursuant to license, sublicense, agreement, or permission. To the Company's knowledge, in respect of each such item of used Intellectual Property:

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time;

               (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

               (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof.

         (e) Except as set forth on Section 4.21(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has granted any licenses of or other rights to use any of the Intellectual Property of the Company or any of its subsidiaries to any third party.

         (f) Except as set forth on Section 4.21(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement or misappropriation of any Intellectual Property.

         SECTION 4.22 Software. (a) The computer software of the Company and its subsidiaries included in the Intellectual Property other than off-the-shelf software (the "SOFTWARE") performs substantially in accordance with the documentation and other written material used in connection with the Software, is in machine readable form, contains all current revisions of such Software, and includes all computer programs, Systems, materials, storage media, know-how, object and source codes, other written materials, know-how, and processes related to the Software.

         (b) To the Company's knowledge, no employee of the Company or any of its subsidiaries is, or is now expected to be, in default under any term of any employment contract, agreement, or arrangement relating to the Software or noncompetition arrangement, or any other Material Contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of the Company or its subsidiaries during the time they were employees only of the Company or its subsidiaries, and the Company has made reasonable efforts to ensure that such Software does not include any inventions, works of authorship, derivatives, or contributions of such employees made prior to the time such employees became employees of the Company or its subsidiaries nor any intellectual property of any previous employer of such employee.

         (c) Except as set forth on Section 4.22(c) of the Company Disclosure Schedule, all right, title, and interest in and to the Software is owned by the Company or its subsidiaries, free and clear of all Liens, is fully transferable to Parent or the Surviving Corporation, as the case may be, and no person other than the Company or its subsidiaries has any interest in the Software, including, any security interest, license, contingent interest, or otherwise. To the Company's knowledge, the Company's and its subsidiaries' development, use, sale, or exploitation of the Software does not violate, any rights of any other person. Neither the Company nor any of its subsidiaries has received any communication alleging such a violation. Neither the Company nor any of its subsidiaries has any obligation to compensate any other person for the development, use, sale, or exploitation of the Software nor has the Company or any of its subsidiaries granted to any other person any license, option, or other rights to develop, use, sell, or exploit in any manner the Software whether requiring the payment of royalties or not.

         (d) The Company and its subsidiaries have kept secret and have not disclosed the source code for the Software to any person other than certain employees of the Company and its subsidiaries who are subject to the terms of a binding confidentiality agreement in respect thereof. Each of the Company and its subsidiaries has taken all appropriate measures to protect the confidential and proprietary nature of the Software, including the use of confidentiality agreements with all of its employees having access to the Software source and object code. There have been no patents applied for and no copyrights registered for any part of the Software, except for those owned by the Company or its subsidiaries. There are no trademark rights of any person in the Software, except for those owned by the Company or its subsidiaries.

         (e) All copies of the Software embodied in physical form will be delivered to Parent at the Closing.

         SECTION 4.23 Year 2000. (a) To the Company's knowledge, none of the Systems that are used or relied on by the Company or by any of its subsidiaries in the conduct of their respective businesses will malfunction, will cease to function, will generate incorrect data, or will provide incorrect results when processing, providing, and/or receiving (i) date-related data in, into, or between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth or twenty-first centuries.

         (b) To the Company's knowledge, none of the products and services that are or have been sold, licensed, rendered, or otherwise provided or offered by the Company or by any of its subsidiaries in the conduct of their respective businesses will malfunction, will cease to function, will generate incorrect data, or will produce incorrect results when processing, providing, and/or receiving (i) date-related data in, into, or between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth or twenty-first centuries; and neither the Company nor any of its subsidiaries is or will be subject to claims or liabilities arising from any such malfunction, cessation of function, generation of incorrect data, or production of incorrect results.

         (c) Neither the Company nor any of its subsidiaries has made other representations or warranties regarding the ability of any product or service that is or has been sold, licensed, rendered, or otherwise provided or offered by the Company or by any of its subsidiaries, or of any of the Systems used by the Company or any of its subsidiaries, in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data, and to produce correct results when processing, providing, and/or receiving (i) date-related data in, into, and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         (d) Based on a comprehensive inquiry of all material suppliers and service providers of the Company and its subsidiaries, neither the Company nor any of its subsidiaries knows of any inability on the part of any such supplier to timely ensure that its own (and its material suppliers' and service providers') Systems continue to operate without malfunction, to operate without ceasing to function, to generate correct data, and to produce correct results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         (e) For the purposes of this Agreement, "SYSTEMS" means any and all hardware, software and firmware used by the Company or any of its subsidiaries in the course of their respective businesses, including (i) any and all source and object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) billing, reporting, and other management information systems; (iv) all descriptions, flow-charts, and other work product used to design, plan, organize, and develop any of the foregoing; (v) all content contained on any Internet site(s) maintained by the Company or any of its subsidiaries; and (vi) all documentation, including user manuals and training materials, relating to any of the foregoing.

         SECTION 4.24 Opinion of Financial Advisor. The Financial Advisor has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and such opinion has not been withdrawn or modified. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Offer Documents, the Schedule 14D-9, and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to the Financial Advisor and its counsel.

         SECTION 4.25 Brokers. No broker, finder, or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to

Parent) is entitled to any brokerage, finder's, or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries or affiliates.

         SECTION 4.26 Product Liability; Recalls. (a) Except as set forth in the Company SEC Reports filed prior to the date hereof or on Schedule 4.26 of the Company Disclosure Schedule, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation, or investigation of a civil, criminal, or administrative nature (collectively, "NOTICES") pending, or to the Company's knowledge, threatened before any domestic or foreign Governmental Entity in which a Product is alleged to have a Defect or relating to or resulting from any alleged failure to warn or from any alleged breach of express or implied warranties or representations, nor, to the Company's knowledge, is there any valid basis for any such demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation, or investigation; (ii) no Notice would, if adversely determined, have, individually or in the aggregate, a Material Adverse Effect on the Company; (iii) there has not been any recall, rework, retrofit, or post-sale general consumer warning since the Company Balance Sheet Date (collectively, "RECALLS") of any Product, or, to the Company's knowledge, any investigation or consideration of or decision made by any person concerning whether to undertake or not to undertake any Recalls and neither the Company nor any of its subsidiaries has received any Notice from any domestic or foreign Governmental Entity or any other person in respect of the foregoing; and (iv) there are currently no material defects in design, manufacturing, materials, or workmanship, including, any failure to warn, or any breach of express or implied warranties or representations, which involve any Product that accounts for a material portion of the Company's sales.

         (b) Section 4.26 of the Company Disclosure Schedule sets forth all Notices received by the Company or its subsidiaries since the Company Balance Sheet Date and the Company's best estimate of the reserves provided therefor.

         (c) As used herein, (i) "DEFECT" means a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including, any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, impurity, or dangerous propensity; and (ii) "PRODUCT" means any product designed, manufactured, shipped, sold, marketed, distributed, and/or otherwise introduced into the stream of commerce by or on behalf of the Company or any of its past or present subsidiaries.

         SECTION 4.27 Customers and Suppliers. Section 4.27 of the Company Disclosure Schedule sets forth (a) a list of the ten largest customers of the Company and its subsidiaries (taken as a whole) based on sales during the fiscal year ended March 31, 1998, and the nine months ended December 31, 1998, showing the name of each such customer and the approximate total sales by the Company and its subsidiaries to each such customer during such periods, and (b) a list of the ten largest suppliers of the Company and its subsidiaries (taken as a whole) based on purchases during the fiscal year ended March 31, 1998, and the nine months ended December 31, 1998, showing the name of each such supplier and the approximate total purchases by the Company and its subsidiaries from each such supplier during such periods. Since March 31, 1998, there has not been any adverse change in the business relationship of the Company or any of its subsidiaries with any customer or supplier named in Section 4.27 of the

Company Disclosure Schedule, and, as of the date hereof, the Company has no reason to believe that there will be any such adverse change in the future either as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

         SECTION 4.28 Takeover Statute. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stockholders Agreement, and the transactions contemplated hereby and thereby from, and this Agreement, the Stockholders Agreement, and the transactions contemplated hereby and thereby (the "COVERED TRANSACTIONS") are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination," or other antitakeover Laws of any state (collectively, "TAKEOVER STATUTES"), including Section 203 of the DGCL, or any antitakeover provision in the Company's certificate of incorporation and bylaws. The provisions of Section 203 of the DGCL do not apply to the Covered Transactions.

         SECTION 4.29 ISO 9001 and QS-9000 Certifications. Schedule 4.29 of the Company Disclosure Schedule contains a true, correct, and complete list of all ISO 9000 series and QS-9000 series certifications currently held or applied for by the Company and/or its subsidiaries, showing in respect of each such certification the specific certification, the current status, the facility, the operation concerned, and the certifying organization or other person.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND MERGERSUB

         Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Parent and MergerSub hereby jointly and severally represent and warrant to the Company as follows:

         SECTION 5.1 Organization. Each of Parent and MergerSub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its businesses as now conducted or proposed by Parent to be conducted, except where the failure to be duly organized, existing, and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         SECTION 5.2 Authority Relative to This Agreement. (a) Each of Parent and MergerSub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or MergerSub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and MergerSub and constitutes a valid, legal, and binding agreement of each of Parent and MergerSub, enforceable against each of Parent and MergerSub in accordance with its terms.

         (b) The Boards of Directors of Parent (the "PARENT BOARD") and MergerSub and Parent as the sole stockholder of MergerSub have duly and validly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by such Boards of Directors and Parent as the sole stockholder of MergerSub for the consummation of the transactions.

         SECTION 5.3 Proxy Statement; Offer Documents. The Offer Documents and any other documents to be filed by Parent or MergerSub with the SEC or any other Government Entity in connection with the Merger and the other Transactions will (in the case of the Offer Documents and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and will not, on the date of filing with the SEC or, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or shall, at the time of the Company Stockholder Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication in respect of the solicitation of proxies for the Company Stockholder Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing provisions of this Section 5.3, neither Parent nor MergerSub makes any representation or warranty in respect of the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company specifically for inclusion therein.

         SECTION 5.4 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, the German Cartel Act, and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or MergerSub of this Agreement or the consummation by Parent or MergerSub of the Transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents, or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither the execution, delivery, and performance of this Agreement by Parent or MergerSub nor the consummation by Parent or MergerSub of the Transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws of Parent or MergerSub, (ii) result in a violation or breach of, or constitute (with or without due notice, or lapse of time, or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration or Lien) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, or other instrument or obligation to which Parent or MergerSub is a party or by which any of them or any of their respective assets or properties may be bound, or (iii) violate any Law applicable to Parent or MergerSub or any of their respective assets or properties, except in the case of clause (ii) or (iii) for violations, breaches, or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         SECTION 5.5 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, MergerSub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

         SECTION 5.6 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent, MergerSub, or any of their affiliates.

                                   ARTICLE VI
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

         SECTION 6.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers, and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of
Parent:

         (a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instrument);

         (b) authorize for issuance, issue, sell, deliver, or agree or commit to issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including any stock options or stock appreciation rights), except for (i) the issuance or sale of Shares pursuant to outstanding Company Stock Options or Company Warrants or the Company Stock Purchase Plan and (ii) the repurchase by the Company of all of the outstanding shares of capital stock of its German Subsidiary not owned by the Company pursuant to the Subsidiary Stock Purchase Agreement;

         (c) (i) split, combine, or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive, or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase, or otherwise acquire any of any securities of the Company or any of its subsidiaries (other than the repurchase by the Company of all of the outstanding shares of capital stock of its German Subsidiary not owned by the Company pursuant to the Subsidiary Stock Purchase Agreement);

         (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any of its subsidiaries (other than the Merger);

         (e) alter through merger, liquidation, reorganization, restructuring, or in any other fashion the corporate structure or ownership of any subsidiary of Company (other than the purchase by the Company of all of the outstanding shares of capital stock of its German Subsidiary not owned by the Company pursuant to the Subsidiary Stock Purchase Agreement);

         (f) (i) incur or assume any additional long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person; (iii) make any loans, advances, or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

         (g) acquire, sell, lease, or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice, grant any exclusive distribution rights, grant any license, right to use, or covenant not to sue in respect of any Intellectual Property, or disclose any trade secrets or other confidential proprietary information of the Company or any of its subsidiaries to any third person (other than the transactions contemplated hereby);

         (h) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

         (i) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

         (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein (other than the repurchase by the Company of all of the outstanding shares of capital stock of its German Subsidiary not owned by the Company pursuant to the Subsidiary Stock Purchase Agreement); (ii) enter into or amend any Material Contract; (iii) authorize any new capital expenditures which, individually, are in excess of $250,000 (or the foreign currency equivalent thereof) or, in the aggregate, are in excess of $1,000,000 (or the foreign currency equivalent thereof); or (iv) enter into or amend any contract, agreement, commitment, or arrangement providing for the taking of any action that would be prohibited hereunder;

         (k) make or revoke any Tax election, or settle or compromise any Tax liability, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

         (l) pay, discharge, or satisfy any material claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent, or otherwise), other than the payment, discharge, or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill, or similar agreement to which the Company or any of its subsidiaries is a party;

         (m) settle or compromise any pending or threatened claim, action, suit, or proceeding, relating to the transactions contemplated hereby;

         (n) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

         (o) fail to comply in any material respect with any Law (including, any Environmental Law) applicable to the Company, its subsidiaries, or their respective assets;

         (p) amend, modify, alter, or terminate the Subsidiary Stock Purchase Agreement as in effect on the date hereof or any supply arrangements between the Company (or any of its subsidiaries) and Nagano Keiki Co., Ltd.;

         (q) enter into any direct or indirect arrangements for financial or other subsidies with any domestic or foreign Governmental Entity or other person;

         (r) make any change to, or amend in any way, the contracts, salaries, wages, or other compensation (including, any completion bonuses or change of control payments) of any officer, director, employee, agent, or other similar representative of the Company or any of its subsidiaries, other than changes or amendments that (i) are made in the ordinary course of business and consistent with past practice and (ii) do not and will not result in increases, in the aggregate, of more than five percent in the salary, wages, and other compensation of any such person;

         (s) adopt, enter into, amend, alter, or terminate (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law;

         (t) enter into any contract with an officer, director, employee, agent, or other similar representative of the Company or any of its subsidiaries that is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice; or

         (u) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(t) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect.

         SECTION 6.2 Access to Information. (a) Between the date hereof and the Effective Time, the Company will give Parent and MergerSub and their authorized representatives (including, counsel, financial advisors, auditors, and environmental consultants) reasonable access during normal business hours to all employees, plants, offices, warehouses, and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and MergerSub to make such inspections as Parent and MergerSub may reasonably require (including, any environmental audit, investigation, or study) and will cause the Company's officers and those of its subsidiaries to furnish Parent and MergerSub with such financial and operating data and other information in respect of the business, properties, and personnel of the Company and its subsidiaries as Parent or MergerSub may from time to time reasonably request, provided that no investigation pursuant to this Section 6.2(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

         (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and MergerSub (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management, (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause (ii)), shall be in accordance with the books and records of the Company, and (iii) as soon as available but in no event later than May 30, 1999, the complete consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 1999, including footnotes, prepared in accordance with GAAP and reviewed by (but excluding the opinion of) the Company's independent auditors.

         (c) Each of Parent and MergerSub will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or MergerSub in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain agreement entered into between the Company and Parent dated March 2, 1999 (the "CONFIDENTIALITY AGREEMENT"). Notwithstanding the foregoing, the Company shall not be required to provide or disclose to Parent or MergerSub any documents or materials relating to any Acquisition Proposal made prior to the date hereof.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

         SECTION 7.1 Company Stockholder Meeting, Proxy Statement. (a) If required by applicable Law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable Law, its certificate of incorporation, and bylaws:

               (i) as promptly as practicable following the acceptance for payment and purchase of Shares by MergerSub pursuant to the Offer duly, call, give notice of, convene, and hold a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") for the purposes of considering and taking action upon the approval of the Merger and the approval and adoption of this Agreement;

               (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC in respect of the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto to be mailed to its stockholders at the earliest practicable date; provided, however, that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

               (iii) unless this Agreement has been terminated in accordance with Article IX, subject to its rights pursuant to Section 7.3, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement.

         (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, MergerSub, or any of its other subsidiaries in favor of the approval and adoption of this Agreement.

         (c) Notwithstanding any other provision of this Section 7.1, in the event that Parent, MergerSub, and any of its other subsidiaries shall acquire in the aggregate a number of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, sufficient to enable MergerSub or the Company to cause the Merger to become effective under applicable Law without a meeting of stockholders of the Company, the parties hereto shall, at the request of Parent and subject to Article VIII, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the consummation of such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

         SECTION 7.2 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable

Laws to consummate the Offer and the Merger and the other Transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 7.2 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (ii) make all appropriate filings pursuant to the German Cartel Act in respect of the Transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the German Cartel Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 7.2 necessary to cause the expiration or termination of the applicable waiting periods under the German Cartel Act as soon as practicable.

         (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 7.2(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, the German Cartel Act, or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; and (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ"), the Bundeskartellamt (i.e., the "GERMAN FEDERAL CARTEL OFFICE"), or any other domestic or foreign Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby. The Company shall permit Parent to review any material communication given by the Company to, and consult with Parent in advance of any meeting or conference with, the FTC, the DOJ, the German Federal Cartel Office, or any such other domestic or foreign Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ, the German Federal Cartel Office, or such other applicable domestic or foreign Governmental Entity or other person, give Parent the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the German Cartel Act, and all other Laws that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

         (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 7.2(a) and (b), each of Parent and the Company shall use its reasonable best efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other person in respect of the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
7.2 shall (i) limit a party's right to terminate this Agreement pursuant to
Section 9.1(b) so long as such party has up to then complied in all material respects with its obligations under this Section 7.2, or (ii) require Parent to dispose or hold separate any part of its or the Company's business or operations (or a combination of Parent's and the Company's business or operations), or agree not to compete in any geographic area or line of business.

         (d) The Company and Parent agree that in connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated hereby, the Company will keep Parent, and any counsel which Parent may retain at its own expense, informed of the course of such litigation, to the extent Parent is not otherwise a party thereto, and the Company agrees that it will consult with Parent prior to entering into any settlement or compromise of any such litigation; provided, however, that no such settlement or compromise will be entered into without Parent's prior written consent, which consent shall not be unreasonably withheld.

         SECTION 7.3 Acquisition Proposals. (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 7.3, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or direct any officer, director, or employee of or any investment banker, attorney, accountant, or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate, or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this
Section 7.3(a) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company Board, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable Law, (B) the Company Board determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory, and other aspects of the proposal and the person making the proposal, and believes in good faith, after consolation with its Financial Advisor, that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Offer and the Merger (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"), and (C) prior to taking such action, the Company (x) provides reasonable notice to

Parent to the effect that it is taking such action and (y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement between Parent and the Company. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify Parent of any Acquisition Proposal (including, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants, and other agents and representatives to, cease and terminate any existing activities, discussions, or negotiations with any parties conducted heretofore in respect of any possible Acquisition Proposal and shall notify each party that it, or any officer, director, investment advisor, financial advisor, attorney, or other agent or representative retained by it, has had discussions with during the 30 days prior to the date of this Agreement that the Company Board no longer seeks the making of any Acquisition Proposal. The Company shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 7.3(a) of the obligations undertaken in this
Section 7.3(a).

         (b) The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement, the Offer, or the Merger unless the Company Board after consultation with independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with the fiduciary duties to the Company's stockholders under applicable Law; provided, however, that the Company Board may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement, the Offer, or the Merger) an Acquisition Proposal unless such an Acquisition Proposal is a Superior Proposal (and the Company shall have first complied with its obligations set forth in Section 9.1(d)(i)) and unless it shall have first consulted with independent legal counsel, and have determined that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders. Nothing contained in this Section 7.3(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Company Board, after consultation with independent legal counsel, is required under applicable Law; provided, however, that except as otherwise permitted in this Section 7.3(b), the Company does not withdraw or modify, or propose to withdraw or modify, its position in respect of the Offer or the Merger, or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding any other provision of this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this Section 7.3(b) shall not constitute a breach of this Agreement by the

Company. Nothing in this Section 7.3(b) shall (i) permit the Company to terminate this Agreement (except as provided in Article IX) or (ii) affect any other obligations of the Company under this Agreement.

         SECTION 7.4 Publicity. The initial press releases in respect of the execution of this Agreement shall be acceptable to Parent and the Company and shall be in the form of ANNEX B hereto. Thereafter, so long as this Agreement is in effect, neither the Company, Parent, nor any of their respective affiliates shall issue or cause to be issued the publication of any press release in respect of the Offer, the Merger, this Agreement, or the transactions contemplated hereby without the prior consultation with the other party, except as may be required by applicable Law or any listing agreement with a national securities exchange or national securities quotation system.

         SECTION 7.5 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to the fullest extent permitted by applicable Law, indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, or employee of the Company or any subsidiary thereof (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including, reasonable attorneys' fees and expenses), claims, damages, or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at, or after the Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer, or employee of the Company or such subsidiary thereof or (ii) based on, arising out of, or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage, or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by DGCL and upon receipt of any affirmation and undertaking required by the DGCL, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made in respect of whether an Indemnified Party's conduct complies with the standards set forth under the DGCL and the Surviving Corporation's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm in respect of each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

         (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers all or substantially all of its assets and properties to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

         (c) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors, or officers of the Company and its subsidiaries in respect of their activities as such prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

         (d) The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs, and his or her representatives.

         SECTION 7.6 Notification of Certain Matters. The Company shall give prompt notice to Parent and MergerSub, and Parent and MergerSub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, (ii) any material failure of the Company, Parent, or MergerSub, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice, lapse of time, or both, would become a default which could reasonably be expected to have a Material Adverse Effect on the Company, Parent, or MergerSub, as the case may be, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect in their respective financial conditions, properties, businesses, results of operations, or prospects, taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.7 Employee Matters. (a) Parent will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under the provisions of all employment, consulting, termination, severance, change of control, and indemnification agreements set forth in Section 7.7 of the Company Disclosure Schedule between and among the Company or any of its subsidiaries and any current or former officer, director, consultant, or employee of the Company or any of its subsidiaries. The Company shall terminate and shall cause each of its subsidiaries to terminate prior to the Closing Date any and all employees of the Company or any of its subsidiaries who do not have proper work authorization from any applicable Governmental Entity in respect of their employment with the Company or its subsidiaries.

         (b) At the request of Parent, the Company shall, not less than ten days prior to the scheduled Closing Date, terminate its 401(k) retirement plan and complete the distribution of all participants' accounts thereunder (including, direct roll over of outstanding loans).

         (c) The Company shall terminate its 1997 Employee Stock Purchase Plan (the "COMPANY STOCK PURCHASE PLAN"), including all employee salary deductions in connection therewith, on or before the Closing Date. On the Closing Date, all accumulated employee salary deductions shall be applied to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan and any remaining employee salary deductions shall be returned to participants without interest. The shares of Company Common Stock to be delivered by the Company pursuant to the Company Stock Purchase Plan shall be converted into cash on the Closing Date in accordance with Article III, without further action by any participant. Further, the Company shall immediately amend, effective as of the date hereof, the Company Stock Purchase Plan to suspend any new offering periods or stock purchases after the date hereof (and any increases in employee salary deductions thereunder) except employees currently participating therein may continue to purchase stock in the current offering period in accordance with their current salary deduction election or may reduce the amount of their salary deduction election through the Closing Date. The Company shall promptly notify Parent of any changes in employee salary deductions and the number of shares of Company Common Stock hereafter acquired under the Company Stock Purchase Plan.

         (d) Except as permitted in Section 3.2(a)(ii)(A), the Company shall not, prior to the Closing Date, accelerate the vesting of any stock options granted under the Company Option Plans.

         (e) United States employees of the Company who remain employees of the Surviving Corporation following the Effective Time ("CONTINUING U.S. EMPLOYEES") shall, from and after the Effective Time, participate in Parent benefit plans identified in Section 7.7(e) of the Parent Disclosure Schedule. Parent reserves the right to change such benefits from time to time. Parent and the Surviving Corporation will give Continuing U.S. Employees full credit for purposes of eligibility and vesting under applicable Parent benefit plans and employee arrangements to the extent each such Continuing U.S. Employee has been credited with service with the Company or any of its subsidiaries under each comparable Benefit Plan or Employee Arrangement maintained by the Company immediately prior to the Effective Time.

         (f) Parent and the Surviving Corporation will use their respective reasonable efforts to: (i) waive all limitations as to pre-existing condition exclusions and waiting periods in respect of participation and coverage requirements applicable to the Continuing U.S. Employees under any of Parent's benefit plans or employee arrangements that such Continuing U.S. Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect in respect of such Continuing U.S. Employees and that have not been satisfied as of the Effective Time under any Benefit Plan or Employee Arrangement maintained for the Continuing U.S. Employee immediately prior to the Effective Time, and (ii) provide each Continuing U.S. Employee with credit for the remaining short plan year for any co-payments and deductibles paid under each comparable Benefit Plan or Employee Arrangement maintained by the Company immediately prior to the Effective Time in satisfying any applicable deductible or co-payment requirements under any of Parent's benefit plans or employee arrangements that such Continuing U.S. Employees are eligible to participate in after the Effective Time.

         SECTION 7.8 SEC Filings. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state, federal, or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

         SECTION 7.9 Obligations of MergerSub. Parent will take all action necessary to cause MergerSub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 7.10 Anti-Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

         SECTION 7.11 Non-Solicitation and Non-Competition Agreements. As soon as practicable following the execution of this Agreement, the Company will enter into Non-Solicitation and Non-Competition Agreements in substantially the form attached hereto as ANNEX C with the Company stockholders identified in Section
7.11 of the Company Disclosure Schedule.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

         (a) This Agreement shall have been approved and adopted by the Company Requisite Vote, if required by applicable Law.

         (b) Any waiting periods applicable to the Merger under the HSR Act and the German Cartel Act shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

         (c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining, or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company) and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

         (d) MergerSub or its affiliates shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer.

                                   ARTICLE IX
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 9.1 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

         (a) By the mutual written consent of Parent and the Company; provided, however, that if Parent shall have a majority of the directors pursuant to
Section 1.4, such consent of the Company may only be given if approved by the Continuing Directors.

         (b) By either of Parent or the Company if (i) a statute, rule, or executive order shall have been enacted, entered, or promulgated prohibiting the Transactions on the terms contemplated by this Agreement, or (ii) any Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree, ruling, or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the Transactions and such order, decree, ruling, or other action shall have become final and non-appealable.

         (c) By either of Parent or the Company if the Offer has not been consummated by October 31, 1999 (except MergerSub may extend the expiration date of the Offer through December 31, 1999 as required to comply with any rule, regulation, or interpretation of the SEC) or the Effective Time shall not have occurred on or before October 31, 1999; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date.

         (d) By the Company:

               (i) if (A) the Company is not in breach of Section 7.3, (B) the Merger shall not have been approved by the Company Requisite Vote,
         (C) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (D) during the five-day period after the Company's notice, the Company shall have negotiated with, and shall have caused its respective financial and legal advisors to negotiate with, Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby and (E) the Company Board shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal. The Company may not effect such termination unless contemporaneously therewith the Company pays to Parent in immediately available funds the fees required to be paid pursuant to Section 9.3. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (C) above until at least the sixth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification, or;

               (ii) if Parent or MergerSub shall have terminated the Offer or the Offer expires without MergerSub purchasing any Shares pursuant thereto; provided, however, that the Company may not terminate this Agreement pursuant to this Section 9.1(d)(ii) if the Company is in material breach of this Agreement; or

               (iii) if Parent, MergerSub, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, however, that the Company may not terminate this Agreement pursuant to this Section 9.1(d)(iii) if the Company is in material breach of this Agreement; or

               (iv) if there is a material breach by Parent or MergerSub of any of their representations, warranties, covenants, or agreements contained in this Agreement; or

         (e) By Parent or MergerSub:

               (i) If prior to the purchase of the Shares pursuant to the Offer, (A) the Company Board shall have withdrawn, modified, or changed in a manner adverse to Parent or MergerSub its approval or recommendation of the Offer, this Agreement, or the Merger or shall have recommended or approved an Acquisition Proposal, or (B) the Company shall have materially breached any provision of Section 7.3; or

               (ii) if Parent or MergerSub shall have terminated the Offer without Parent or MergerSub purchasing any Shares thereunder in accordance with the provisions of ANNEX A; provided, however, that Parent or MergerSub may not terminate this Agreement pursuant to this
         Section 9.1(e)(ii) if Parent or MergerSub is in material breach of this Agreement; or

               (iii) if the Company receives an Acquisition Proposal from any person (other than Parent or MergerSub), and the Company Board takes a neutral position or makes no recommendation in respect of such Acquisition Proposal after a reasonable amount of time (and in no event more than five business days following such receipt) has elapsed for the Company Board to review and make a recommendation in respect of such Acquisition Proposal; or

               (iv) if there is a breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement which breach is not curable or, if curable, is not cured within ten calendar days after written notice of such breach is given by Parent to the Company and which is reasonably likely to have a Material Adverse Effect on the Company; or

               (v) if the audited financial statements of the Company delivered to Parent pursuant to Section 6.2(b)(iii) shall differ materially from the unaudited financial statements attached to Section 4.4(c) of the Company Disclosure Schedule.

         SECTION 9.2 Effect of the Termination. In the event of termination of this Agreement by either the Company or Parent or MergerSub as provided in
Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, MergerSub, or the Company, other than the provisions of Section 6.2(c), this Section 9.2, Section 9.3, and Article X and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants, or agreements set forth in this Agreement.

         SECTION 9.3 Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement, and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

         (b) If (x) Parent or MergerSub terminates this Agreement pursuant to
Section 9.1(e)(i) or 9.1(e)(iii) or (y) the Company terminates this Agreement pursuant to Section 9.1(d)(i), then in each case, the Company shall pay, or cause to be paid to Parent, or MergerSub, at the time of termination, an amount equal to $2,000,000 (the "TERMINATION FEE") plus an amount equal to Parent's and MergerSub's actual and reasonably documented out-of-pocket expenses incurred by Parent or MergerSub in connection with the Offer, the Merger, this Agreement, and the consummation of the Transactions, up to an aggregate of $500,000 (the "EXPENSES"). In addition, if this Agreement is terminated by Parent or MergerSub pursuant to Section 9.1(e)(ii), 9.1(e)(iv) (other than by reason of a breach of Section 7.3), or 9.1(e)(v) or, prior to consummation of the Offer, by reason of a breach of the conditions set forth in paragraph (c) of ANNEX A, or by the Company pursuant to Section 9.1(d)(ii) and at the time of such termination, neither Parent nor MergerSub is in material breach of this Agreement, then the Company shall pay to Parent, at the time of termination, the Expenses, and, if the Company shall thereafter, within 12 months after such termination, announce its intention to enter into an agreement in respect of an Acquisition Proposal and the Company subsequently consummates the transaction(s) contemplated by such agreement, then the Company shall pay the Termination Fee concurrently with such consummation. Any payments required to be made pursuant to this Section 9.3 shall be made by wire transfer of same day funds to an account designated by Parent.

         (c) The Company shall pay all Taxes, such as (i) transfer, stamp, and documentary Taxes or fees and (b) sales, use, gains, real property transfer, and other or similar Taxes or fees, incident to preparing for, entering into, and carrying out this Agreement and the consummation of the transactions contemplated hereby. Expenses incurred in connection with the filing, printing, and mailing of the Offer Documents, Proxy Statement and the filing fees associated with the HSR Act, the German Cartel Act, and any similar filings with Governmental Entities shall be shared equally by the Company and Parent.

         (d) The Company acknowledges that the agreements contained in Section 9.1(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent, and MergerSub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 9.3(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 9.3, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Bank of America, N.A. in effect from time to time during such period plus two percent.

         SECTION 9.4 Amendment. This Agreement may be amended by action taken by the Company, Parent, and MergerSub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         SECTION 9.5 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and MergerSub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate, or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE X
                                 MISCELLANEOUS

         SECTION 10.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants, and agreements in this Agreement or in any exhibit, schedule, or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 10.2 Entire Agreement; Assignment. (a) This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof other than the Confidentiality Agreement.

         (b) Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by operation of Law (including, by merger or consolidation) or otherwise; provided, however, that MergerSub may assign, in its sole discretion, any or all of its rights, interests, and obligations under this Agreement to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or MergerSub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         SECTION 10.3 Notices. All notices, requests, instructions, or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

               if to MergerSub or to
               Parent, to:              Texas Instruments Incorporated
                                        7839 Churchill Way, M/S 3995
                                        Dallas, Texas  75251
                                        Attention:  Charles D. Tobin
                                        Telephone:  (972) 917-3810
                                        Facsimile:  (972) 917-3804

               with a copies to:        Texas Instruments Incorporated
                                        8505 Forest Lane, M/S 8658
                                        Dallas, Texas  75243
                                        Attention:  Richard J. Agnich, Esq.
                                        Telephone:  (972) 480-5050
                                        Facsimile:  (972) 480-5061

                                        Weil, Gotshal & Manges LLP
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas  75201-6950
                                        Attention: R. Scott Cohen, Esq.
                                        Telephone:  (214) 746-7700
                                        Facsimile: (214) 746-7777
               if to the Company, to:   Integrated Sensor Solutions, Inc.
                                        625 River Oaks Parkway
                                        San Jose, California  95134
                                        Attention: Manher D. Naik
                                        Telephone: (408) 324-1044
                                        Facsimile: (408) 324-1054

               with a copy to:          Gray Cary Ware Freidenrich LLP
                                        4365 Executive Drive, Suite 1600
                                        San Diego, California  92121-2189
                                        Attention: Scott M. Stanton, Esq.
                                        Telephone:  (619) 677-1400
                                        Facsimile:  (619) 677-1477

or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         SECTION 10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of Law principles thereof.

         SECTION 10.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 10.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 7.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 10.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

         SECTION 10.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 10.10 Interpretation.

         (a) The words "hereof," "herein," "herewith," and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         (b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 3, 1999. The phrase "made available" in this agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

         (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 10.11 Definitions. As used herein,

         (a) "ACQUISITION PROPOSAL" means an inquiry, offer, or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         (b) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" has the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

         (c) "CONTINUING DIRECTOR" means (i) any member of the Company Board as of the date hereof, or (ii) any successor of a Continuing Director who is (A) unaffiliated with, and not a designee or nominee, of Parent or MergerSub, and
(B) recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Company Board, and in each case under clauses (i) and
(ii), who is not an employee of the Company.

         (d) "KNOW" or "KNOWLEDGE" means, in respect of the Company, the knowledge of (i) Manher D. Naik, Chief Executive Officer of the Company, (ii) Donald E. Paulus, Chief Operating Officer of the Company, (iii) Dr. Ramesh Sirsi, Executive Vice President, Marketing and Sales of the Company, (iv) David Satterfield, Vice President, Finance and Administration of the Company, and (v) Dr. Wolfram Beyer, Managing Director of the German Subsidiary, after due inquiry, including inquiry of such party's counsel and other officers or employees of such party responsible for the relevant matter.

         (e) "MATERIAL ADVERSE EFFECT" means in respect of any entity, any change, circumstance, or effect that, individually or in the aggregate with all other changes, circumstances, and effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise), or results of operations of such entity and its subsidiaries taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that in respect of the Company, none of the following shall be deemed by itself or themselves, either alone or in combination, to constitute a Material Adverse Effect: (a) a failure by the Company to meet internal earnings or revenue projections or the published earnings or revenue projections of equity analysts (provided, that the foregoing shall not prevent Parent or MergerSub from asserting that any underlying cause of such failure independently constitutes such a Material Adverse Effect); (b) conditions affecting the semiconductor industry as a whole, the automotive industry as a whole, or the U.S. economy as a whole; or (c) any disruption of customer relationship arising directly out of or resulting directly from actions contemplated by the parties hereto in connection with, or which is directly attributable to the announcement of this Agreement and the transactions contemplated hereby.

         (f) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         (g) "SUBSIDIARY" means, in respect of any party, any corporation, partnership, or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                               TEXAS INSTRUMENTS INCORPORATED


                               By:        /s/ WILLIAM A. AYLESWORTH
                                  ----------------------------------------------
                                  Name:   William A. Aylesworth
                                  Title:  Senior Vice President, Chief Financial
                                          Officer, and Treasurer



                               SENSOR ACQUISITION CORPORATION


                               By:        /s/ WILLIAM A. AYLESWORTH
                                  ----------------------------------------------
                                  Name:   William A. Aylesworth
                                  Title:  Vice President



                              INTEGRATED SENSOR SOLUTIONS, INC.


                               By:        /s/ MANHER D. NAIK
                                  ----------------------------------------------
                                  Name:   Manher D. Naik
                                  Title:  Chairman, President, and Chief
                                          Executive Officer

                                                                         ANNEX A

                             CONDITIONS TO THE OFFER

         Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger of which this ANNEX A is a part. Notwithstanding any other provision of the Offer, MergerSub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to MergerSub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and, subject to the terms of the Merger Agreement, may amend the Offer or terminate the Offer and not accept for payment any tendered Shares, if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which, when added to the Shares, if any, beneficially owned by Parent or MergerSub, would constitute at least a majority of the Shares outstanding on a fully diluted basis (the "MINIMUM CONDITION"), (ii) any applicable waiting period under the HSR Act or the German Cartel Act has not expired or been terminated prior to the expiration of the Offer, and/or (iii) at any time on or after the date of the Merger Agreement and prior to the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur:

         (a) there shall be pending any action, suit, or proceeding (i) seeking to prohibit or impose any material limitations on Parent's or MergerSub's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, (ii) seeking to compel Parent or MergerSub or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (iii) challenging the acquisition by Parent or MergerSub of any Shares pursuant to the Offer, (iv) seeking to enjoin or prohibit the making or consummation of the Offer, the Merger, or the performance of any of the other Transactions, (v) seeking to impose material limitations on the ability of MergerSub, or rendering MergerSub unable, to accept for payment, pay for, or purchase some or all of the Shares pursuant to the Offer and the Merger, (vi) seeking to impose material limitations on the ability of MergerSub or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (vii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or, as a result of the Transactions, Parent, and its subsidiaries; or

         (b) there shall be any Law, judgment, order, or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act or the German Cartel Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through
(vii) of paragraph (a) above; or

         (c) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and accurate as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only in respect of a specific time which need only be true and accurate as of such date or in respect of such period) or the Company shall have breached or failed to perform or comply with any obligation, agreement, or covenant required by the Merger Agreement to be performed or complied with by it except, in each case where the failure of such representations and warranties to be true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), or the failure to perform or comply with such obligations, agreements, or covenants, do not, individually or in the aggregate, have a Material Adverse Effect on the Company or a materially adverse effect on the ability to consummate the Offer or the Merger; or

         (d) the Company shall not have delivered to Parent and MergerSub fully executed copies of each consent or other agreement required pursuant to Section 3.2(c) of the Merger Agreement; or

         (e) there shall have occurred any events or changes which have had or which are reasonably likely to have or constitute, individually or in the aggregate, a Material Adverse Effect on the Company; or

         (f) the Company Board (i) shall have withdrawn, modified, or changed in a manner adverse to Parent or MergerSub (including, by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger Agreement, or the Merger,
(ii) shall have recommended an Acquisition Proposal, (iii) shall have adopted any resolution to effect any of the foregoing, or (iv) upon request of MergerSub, shall fail to reaffirm its approval or recommendation of the Offer, the Merger Agreement, or the Merger; or

         (g) the Merger Agreement shall have been terminated in accordance with its terms; or

         (h) the Company shall not have acquired all of the outstanding capital stock of the German Subsidiary pursuant to Subsidiary Stock Purchase Agreement or shall not otherwise be the sole holder of all of the outstanding capital stock of the German Subsidiary.

         The foregoing conditions are for the sole benefit of Parent and MergerSub and may be waived by Parent or MergerSub, in whole or in part, at any time and from time to time, in the sole discretion of Parent or MergerSub. The failure by Parent or MergerSub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


                                     A - 2